Exhibit 3.90

Examiner

[ILLEGIBLE]

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL J. CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02106

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

	NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of Incorporation
	Mark Paulino	109 Bartholomew Street Peabody, MA

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):
Name Approved	1. The name by which the corporation shall be known is:	87 146069
REGIONAL WASTE SERVICES, INC.
2. The purpose for which the corporation is formed is as follows:
See Section 2A attached hereto and incorporated herein by reference.

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10 P.C.	Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least [ILLEGIBLE] inch for binding. Additions to more than one article [ILLEGIBLE], be continued [ILLEGIBLE] single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$
Common		150,000	$0.10		$15,000.00

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences. voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established

None

*5.	The restrictions if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

See Section 5A attached hereto and incorporated herein by reference

*6.	Other lawful provisions if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders

See Section 6A attached hereto and incorporated herein by reference.

*	If there are no provisions state “None”.

SECTION 2A

To conduct a corporate business for the purpose of rendering services of any and all types, nature and description having to do with: establishing, owning, buying, selling, operating and managing waste hauling and waste disposal companies and related entities, owning, leasing, operating and managing landfills, transfer stations, incinerators and any other facilities used in connection with waste hauling and waste disposal, owning, leasing and operating equipment, trucks, machines and other vehicles used in conjunction with waste hauling and waste disposal, in general to carry on the business of incidental to or usual to such business, to do all the foregoing business at wholesale or retail, to acquire, hold, buy, sell, lease and convey real estate for the purposes of the business, to buy, acquire, control, hold and dispose of shares of stock, bonds and other evidences of indebtedness of corporations and stock companies and to pay for the same in cash or in property or by the issuance of thereto all the rights, powers and privileges of ownership and to exercise all voting powers thereon, to do all things incidental, necessary and appurtenant to the accomplishment of the foregoing business.

And to do any and all things of a like or similar nature of every description without exception in order to develop and operate said business, including but not limited to, promoting, marketing and advertising the various services and products of the corporation.

To purchase, hold and reissue shares of its own capital stock.

To enter into transactions and incur such indebtedness as may be necessary or incidental to the business of the corporation with any persons, corporations, cities, towns or states.

To purchase or otherwise acquire, to hold, own, mortgage, sell, erect, maintain, operate, lease, convey or otherwise dispose of real or personal property of every class and description in any state in the Union, incidental to the business.

To build, construct, erect, purchase, lease, hire, exchange for or otherwise return to account, to sell, convey, mortgage, or otherwise dispose of any real estate or personal property, including the stock of this corporation, and to pay therefor or accept in payment thereof, either wholly or partially any property or rights, shares, bonds or other obligations, society or body politic, and to exercise in respect to all such property, rights, shares, bonds or other obligations of this or any other corporation, person, firm, association, society or body politic all the rights, powers and privileges of individual owners thereof.

To hire and employ agents, servants and employees, and to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor or otherwise, either alone or in company of others.

To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform and carry out, contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

To subscribe for, purchase, invest in, hold, own, assign, pledge, and otherwise dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts, and evidences of indebtedness of corporations, including for the purpose of constructing, owning, operating or leasing and of corporations engaged in a like or similar business and corporations whose funds are or may be invested in the shares of stock, bonds, or other securities, of any corporations of the character herein before described, to exercise, in respect to any such shares of stocks, bonds, and other securities corporations, any and all rights, powers and privileges of individual membership, including the right to vote, issue bonds and other obligations for proper corporate purposes, and to do any and all acts and things tending to increase the value of the property at any time held, to purchase, acquire, hold, transfer, and dispose of stocks, bonds, and mortgages, notes or other evidences of indebtedness, of any person or corporation, and to issue, execute, deliver in exchange therefor its stocks, bonds or mortgages, notes and other obligations, and to do all such other things helpful to the objects herein set forth.

To carry on any lawful business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to have and to exercise all powers conferred by the laws of the Commonwealth of Massachusetts on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extant and as fully natural persons might or could do, either alone or in connection with other persons, firms, associations, partnerships, corporations and in any part of the world.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in no way limited or restricted by any term or provision or any other clause, and shall be regarded not only as independent purpose, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers but are in furtherance of, and in addition to and not in limitation of said general powers.

SECTION 5A

Any holder of stock, including the heirs, administrators or executors of deceased stockholder (or their successors in office), or any trustees in bankruptcy of a stockholder, assignee of a stockholder, or other officer having the right to deal with the said shares by operation of law, and any holder of stock for foreclosure of any pledge or hypothecation, desiring to sell, dispose of or transfer any of the stock owned by him, her or them, shall first offer the same to the corporation through its Board of Directors, in the following manner. He or she shall notify the corporation through its Board of Directors of his or her desire to sell, by a notice in writing addressed to the principal office of the corporation, which notice shall contain the price at which he or she is willing to sell, and the name of an arbitrator.

The Directors shall, within thirty (30) days thereafter, either accept the offer, or by a notice in writing, name a second arbitrator. In the event that the corporation accepts the offer, the corporation shall have six (6) months thereafter in which to pay for the stock, payments to be made as follows: Twenty-five (25%) percent within thirty (30) days after notice of purchase to the offeror by the Directors and fifteen (15%) percent every thirty (30) days thereafter. In the event that the corporation defaults on the agreed upon payment for the stock, then and in that event, the holder of stock shall have the right to dispose of the same in any manner that he or she sees fit. The initial arbitrator and the second arbitrator shall name a third arbitrator. In the event the corporation does not accept the offer, it shall be the duty of the arbitrators, or a majority of them, to ascertain the fair book value of the stock as of the date of the offer, and if either party refuses to appear at the hearing conducted by the arbitrators for that purpose, the arbitrators may act in the absence of said party or parties. After determination of the fair book value of the stock by the arbitrators, the corporation, through its Board of Directors, may pay for the stock on the payment schedule herein set forth in the amount of the valuation determined by the arbitrators. In the event that the corporation, through its Board of Directors, elects not pay for the stock, then and in that event, the holder of the stock shall have the right to dispose of the same in any manner that he or she sees fit. In the event that the stock of this corporation is acquired by the insolvency or bankruptcy of a Stockholder, or by foreclosure of any pledge or hypothecation, or by an assignee, receiver, or other officer, or in the event of the death of a Stockholder, the corporation, through its Board of Directors, at its option any time within (6) moths after the qualification of said trustee in bankruptcy, the appointment of the said receiver, the sale by foreclosure, or the qualification of the administrator or executor of the deceased Stockholder, may notify such person or persons in writing to sell the stock to the corporation at a price fixed by the Board of Directors of the corporation. Such notice shall also contain the name of an arbitrator. The person or persons so notified by the corporation shall have thirty (30) days within which to surrender the stock and be paid therefor by the corporation on the terms hereinbefore stated. In the event that the said person or persons are not satisfied with the price as set by the corporation, they shall notify the corporation by a writing addressed to the principal office of the corporation, notifying the corporation to that effect, and naming a second arbitrator. The procedure thereafter shall be the same as if the stock were offered for sale to the corporation by a Stockholder. In the event that the corporation purchases the stock, the certificate shall be delivered to the corporation within thirty (30) days after the notification by the corporation of its intention to accept the offer to pay for the stock on the valuation set by the arbitrators. The Board of Directors may, from time to time, waive the foregoing restrictions.

SECTION 6A

(a)	The Bylaws may provide that the Directors may make, amend, or repeal the Bylaws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the Bylaws require action the Stockholders.

(b)	Meetings of the Stockholders or Directors of this corporation may be held anywhere in the United States.

(c)	This corporation may be a partner in any business enterprise it would have power to conduct by itself.

7	By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected

8	The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date. (not more than [ILLEGIBLE] days after the date of filing.)

9	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation

a.	The post office address of the initial principal office of the corporation of Massachusetts is

295 Forest Street, Peabody, MA 01960

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

NAME		RESIDENCE	POST OFFICE ADDRESS

President:	Mark Paulino		109 Bartholomew St. Peabody, MA

Treasurer:	William J. Phillips		8 Jefferson Road Peabody, MA

Clerk:	Philip Caron		17 Mohawk Street Danvers, MA

Directors:

Mark Paulino, 109 Bartholomew Street, Peabody, MA

James M. Herlihy, 14 Mohawk Street, Danvers, MA

Philip Caron, 17 Mohawk Street, Danvers, MA

William J. Phillips, 8 Jefferson Road, Peabody, MA

Ronald Phillips, 22 North Shore Rd., Danvers, MA

Conrad Paulino, 19 Troy St, Peabody, MA

c	The date initially adopted on which the corporation’s fiscal year ends is

December 31

d	The date initially fixed in the by laws for the annual meeting of stockholders of the corporation is

Last Friday in March

e	The name and business address of the resident agent of any of the corporation is

N.A.

[ILLEGIBLE]

/s/ Mark Paulino
Mark Paulino

[ILLEGIBLE]

8

021-100.

FORM CD-72-30M-4/96-808681

The Commonwealth of Massachusetts
Examiner	OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
		MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
		ONE ASHBURTON PLACE, BOSTON, MASS. 02108	No. 04-2964541

ARTICLES OF AMENDMENT

General Laws, Chapter 1568, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 1568, Section 114. Make check payable to the Commonwealth of Massachusetts.

	We, Mark Paulino		President/[ILLEGIBLE] and
	Philip Caron		Clerk/[ILLEGIBLE] of

REGIONAL WASTE SERVICES, INC.
Name Approved	(Name of Corporation)

Located at 300 Forest Street, Peabody, MA 01960

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on July 30, 1990, by vote of shares of out of shares outstanding,
(Class of Stock)

3,600 shares of Preferred Stock out of 3,600 shares outstanding, and
(Class of Stock)

shares of out of shares outstanding,
(Class of Stock)

being at least a majority of each class outstanding and entitled to vote [ILLEGIBLE]
	CROSS OUT INAPPLICABLE CLAUSE	[ILLEGIBLE]

To change the corporate name from Regional Waste Services, Inc. to: “Wood Recycling, Inc.”
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[ILLEGIBLE]

PC	[ILLEGIBLE]

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON

PREFERRED

CHANGE the total to:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON

PREFERRED

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter [ILLEGIBLE], Section 6 of The General Laws unless these articles specify. In accordance with the vote adopting the amendment, a letter [ILLEGIBLE] date not more than thirty days after such thing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 30th day of July, in this year 1990.

/s/ Mark Paulino	President / [ILLEGIBLE]
Mark Paulino

/s/ Philip Caron	Clerk / [ILLEGIBLE]
Philip Caron

[ILLEGIBLE] [ILLEGIBLE] [ILLEGIBLE]

FEDERAL IDENTIFICATION

NO. 04-2964541

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

024

ARTICLES OF AMENDMENT

(General Laws, Chapter 15GB, Section 72)

	We,	Mark Paulino	, *President / [ILLEGIBLE],

and	Philip L. Caron	, *Clerk / [ILLEGIBLE],

of	Wood Recycling, Inc.	,

(Exact name of corporation)

located at	2 Corporation Way, Suite 170, Peabody, MA 01960	,
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3
(Number these articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on August 7, 2001, by [ILLEGIBLE] of:

14,070 shares of Common Stock of 14,070 shares outstanding,
(type, class & series, if any)

shares of of shares outstanding, and
(type, class & series, if any)

shares of of shares outstanding.
(type, class & series, if any)

[ILLEGIBLE] ☐ [ILLEGIBLE] ☐ [ILLEGIBLE] ☐ [ILLEGIBLE] ☐	[ILLEGIBLE]

[ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]	5/26/87	[ILLEGIBLE]

[ILLEGIBLE] the number of shares and the par value (if any) of any type, class or series of stock which the corporation is [ILLEGIBLE], fill in the following:

The total property authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	-0-	Common:	150,000	$0.10

Preferred:	-0-	Preferred:	-0-

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	-0-	Common:	Voting -150,000	$0.10
			Non-Voting - 150,000	$0.10
Preferred:	-0-	Preferred:

There shall be two classes of Common Stock, $0.10 par value: Voting Common Stock and Non-Voting Common Stock. Both classes of stock shall be identical in all respects except that the Voting Common Stock shall have the right to vote and the Non-Voting Common Stock shall have the right to vote on the matter.

[ILLEGIBLE]

The foregoing amendment(s) will become effective when these Articles of Amendment we filed in accordance with [ILLEGIBLE] Chapter [ILLEGIBLE] Section 6 unless these articles specify. In accordance with the [ILLEGIBLE] the accordance, a [ILLEGIBLE] effective [ILLEGIBLE] not more than thirty days after such filing in which event the amendment will [ILLEGIBLE] effective on [ILLEGIBLE]

Lease effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 7th day of August, 2001.

/s/ Mark Paulino	,	*President / [ILLEGIBLE]
Mark Paulino

/s/ Philip L. Caron	,	*Clerk / [ILLEGIBLE]
Philip L. Caron

[ILLEGIBLE]

D PC	The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashbutton Place, Boston, Massachusetts 02108-1512

042964541

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation:	Wood Recycling, Inc.

Registered office address:	165 Barefoot Road, Southbridge MA 01550
(number, street, city or town, state, zip code)

These articles of amendment affect article(s):	1 (one)
(specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on:	May 12, 2004	by
(month, day, year)

Check the appropriate box below:

☐	the incorporation.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

Article I: “the name by which the Corporation shall be known is : Southbridge Recycling & Disposal Park, Inc.

P.C.

5/26/87

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, $ 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by	/s/ John W. Casella
John W. Casella

(Please check appropriate box)

☐	Chairman of the Board

☒	President

☐	Other Officer

☐	Court-appointed fiduciary

On this 31st day of August, 2004